Exhibit 10.3
FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) is made and entered into as of 4/8/2022, by and between BCORE Coleman Owner LLC, a Delaware limited liability company (“Landlord”), and ROKU, INC., a Delaware corporation (“Tenant”).

RECITALS

A.    Landlord (as successor in interest to CAP Phase 1, LLC, a Delaware limited liability company) and Tenant are parties to that certain Office Lease dated August 1, 2018 (the “Original Lease”), as previously amended by that certain First Amendment to Lease dated November 6, 2018 (the “First Amendment”), that certain Second Amendment to Office Lease dated April 30, 2019 (the “Second Amendment”), that certain Side Letter dated December 4, 2019 (the “Side Letter”), and that certain Third Amendment to Office Lease dated September 29, 2020 (the “Third Amendment”). The Original Lease, as amended by the First Amendment, the Second Amendment, the Side Letter and the Third Amendment, is referred to herein as the “Lease”. Pursuant to the Lease, Landlord has leased to Tenant the entirety of that certain six (6)-story building located at 1155 Coleman Avenue, San Jose, California 95110 (the “Premises”) commonly known as Building Two.

B.    Additionally, Tenant (as successor-in-interest to 8X8, Inc., a Delaware corporation), and Landlord are parties to that certain lease dated as of January 23, 2018 (the “Original Building One Lease”), as amended by that certain Assignment and Assumption of Lease, Landlord’s Consent and First Amendment of Lease dated April 30, 2019 (the “Building One Assignment and First Amendment”), that certain Side Letter dated September 3, 2020 (the “First Building One Side Letter”), that certain Side Letter dated September 29, 2020 (the “Second Building One Side Letter”), and that certain Side Letter dated October 28, 2020 (the “Third Building One Side Letter”). The Original Building One Lease, as amended by the Building One Assignment and First Amendment, the First Building One Side Letter, the Second Building One Side Letter and the Third Building One Side Letter, is referred to herein as the “Building One Lease”. Pursuant to the Building One Lease, Tenant is leasing the entirety of that certain five (5)-story building located at 1143 Coleman Avenue, San Jose, California, commonly known as Building One.

C.    Pursuant to the Second Amendment, Tenant was granted the exclusive use of the “Amenities Building” (as defined in the Original Lease) located at 1149 Coleman Avenue, San Jose, California.

D.    Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.Security Control of Amenities Building. Notwithstanding any contrary provision of this Amendment, but subject to the terms of this Section 1, during the period (the “Security Control Period”) beginning on the first business day following the date of mutual execution and delivery of this Amendment (the “Security Control Commencement Date”) and ending on the earlier of: (i) the expiration or earlier termination of the Lease, (ii) the expiration or earlier termination of the Building One Lease, or (iii) that date on which Tenant, for any reason, loses it’s exclusive right to use the Amenities Building as set forth in Section 4 of the Second Amendment, or (iv) any default by Tenant of its obligations under this Section 1 beyond applicable notice and cure periods (the “Security Control Expiration Date”), Tenant shall have exclusive management and control of the access to, and security of, the Amenities Building. In furtherance of the foregoing, Landlord and Tenant agree that:

(a)Tenant shall be allowed, subject to Landlord’s prior written approval of plans and specifications, to install, at Tenant’s sole cost and expense, a new access control system for the Amenities Building (the “Security Control System”), which Security Control System shall be deemed to be, and treated as, an “Alteration”, subject to all terms and provisions of the Lease which are applicable to Alterations (including by way of example only and without limitation, Articles 8 (Additions and Alterations), 10 (Indemnification and Insurance), and 24 (Compliance with Law) of the Lease);
(b)If Tenant operates any security cameras in the Amenities Building (whether separately or as part of the Security Control System) Tenant shall ensure that the operation of such cameras (including, by way of example only and without limitation, their location, use, disclosure of their use, and storage, retrieval and destruction of the recordings taken thereby) complies with all Applicable Laws;
(c)Tenant acknowledges and agrees that the Tenant’s use of the Security Control System and any security cameras (if applicable) and the installation, operation, maintenance and use thereof shall be at Tenant’s sole risk and Landlord shall have no liability whatsoever in connection therewith. Tenant hereby waives any and all claims against Landlord for any damages arising from Tenant’s exercise of its rights under this Amendment and agrees to indemnify, defend and hold the Landlord Parties harmless in connection therewith pursuant to Section 10 of the Lease;
(d)The Security Control System is deemed to be one of the “Mandatory Removal Items” which must be removed by Tenant in accordance with the provisions of the Lease (including, by way of example only and without limitation, the provisions of Section 8.5 of the Original Lease);
(e)Tenant shall, at Tenant’s sole cost and expense, maintain, repair and replace the Security Control System in accordance with Section 7.2 of the Original Lease, and Landlord shall have no obligation or responsibility with respect thereto;
(f)Tenant shall provide Landlord with reasonable access (whether in the form of keys, badges or codes) to the Security Control System to the degree reasonably required (i) for the benefit of Landlord’s janitorial staff and other personnel identified by Landlord, and (ii) to comply with the terms and provisions of Article 27 of the Original Lease (Entry by Landlord);
(g)Without limiting the foregoing, upon the expiration of the Security Control Period, all provisions (including Articles 8, 9, and 15) of the Lease that would apply to the Premises upon the expiration of the Lease with respect to the Premises shall apply to the Security Control System and any portion(s) of the Amenities Building affected thereby, provided, however, notwithstanding anything herein or in the Lease to the contrary (but subject to paragraph (h) below), in no event shall Tenant’s failure to timely remove the Security Control System be deemed to be Tenant holding over in the Premises or subject Tenant to any liability under Article 16 of the Original Lease;
(h)If Tenant fails to remove the Security Control System and restore the Amenities Building as herein required on or before the Security Control Expiration Date, then (i) Landlord shall, beginning on the first day following the Security Control Expiration Date and without notice to Tenant, have the right to remove the Security Control System and restore the Amenities Building and Tenant shall, within 10 days after receipt of notice from Landlord of such charges, reimburse Landlord 110% of the amount of Landlord’s out-of-pocket costs incurred in connection with such removal and restoration, and (ii) if Tenant objects, interferes or in any way hinders or delays Landlord or Landlord’s agents or employees in such removal or restoration efforts then, for each such day (or partial day) of delay, Tenant shall pay to Landlord liquidated damages in the amount of $1,000.00; and
(i)Except as expressly set forth in this Amendment, Landlord’s rights and obligations set forth in the Lease with respect to the Amenities Building, including, without limitation, Landlord’s rights and obligations set forth in Section 1.1.4 of the Original Lease (as Amended by Section 4 of the Second Amendment) shall continue in full force and effect.

2.    Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment, the Lease shall be amended in the following additional respects:

California Civil Code Section 1938. Pursuant to California Civil Code § 1938(a), Landlord hereby states that the Premises:

have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52). Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further states as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Amendment, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

3.    Miscellaneous.

3.1.    This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment. Tenant and Landlord each agrees that the terms of Section 29.28 of the Original Lease shall apply to this Amendment.

3.2.    Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

3.3.    In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

3.4.    Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Amendment until both Landlord and Tenant have executed and delivered this Amendment.

3.5.    Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

3.6.    Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

3.7.    This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties agree that delivery of a copy or of an electronically executed signature page of this Amendment by electronic transmission (including, without limitation, via emailed .pdf or DocuSign) shall be deemed as effective as delivery of an original, manually executed signature page of this Amendment. This Amendment shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

BCORE Coleman Owner LLC, a Delaware limited liability company By: /s/ Amanda Bates Name: Amanda Bates Title: VP – Portfolio Director

TENANT:
ROKU, INC., a Delaware corporation By: /s/ Sandra Ladao Name: Sandra Ladao Title: VP, Real Estate and Facilities

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